Pro Forma Consolidated Financial Statements of


          DIT VENTURES, INC.
          (Expressed in United States Dollars)

          As at September 30, 2000




          Refer   to   note  1  to  the  pro  forma  consolidated
          financial statements
          for a description of the transaction, the entities involved and what this pro forma presentation shows.

 DIT VENTURES, INC.
Pro Forma Consolidated Balance Sheet
(Expressed in United States Dollars)

As at September 30, 2000

--------------------------------------------------------------------------------------------------------------
                                              Paramount                                                        Pro forma
                                              Casino           DIT Ventures,    Pro forma        DIT Ventures,
                                              Corporation   Inc.                     adjustments     Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                               (note 2)
Assets

Current assets:
  Cash                                    $      1           $      125,761      $  -                   $   125,762
  Accounts receivable                  -                         2,250          -                            2,250
  Prepaid expenses                    934                     16,154          -                          17,088
--------------------------------------------------------------------------------------------------------------
                                                  935                  144,165           -                       145,100

Property, plant and equipment    -                      73,460            -                        73,460

Other assets                                 -                        7,500             1                        7,501
--------------------------------------------------------------------------------------------------------------
                                             $    935      $        225,125       $     1               $   226,061
--------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
  Accounts payable and
   accrued liabilities              $11,461     $        19,405         $    -                $    30,866
  Notes payable                       20,000             160,000               -                   180,000
--------------------------------------------------------------------------------------------------------------
                                                31,461            179,405                -                  210,866

Shareholders' equity (deficiency):
  Share capital (note 3)              7,500               4,300            (7,500)              11,800
                                                                                                 7,500

  Additional paid-in capital (note 3) -           174,800           (30,526)           136,775
                                                                                                (7,500)
                                                                                                        1

--------------------------------------------------------------------------------------------------------------
                                                7,500           179,100            (38,025)          148,575
  Deficit                                (38,026)        (133,380)            38,026          (133,380)
--------------------------------------------------------------------------------------------------------------
                                             (30,526)           45,720                      1              15,195
--------------------------------------------------------------------------------------------------------------
                                         $         935      $  225,125       $            1      $     226,061
--------------------------------------------------------------------------------------------------------------
See accompanying notes to pro forma consolidated financial statements.


 DIT VENTURES, INC.
Pro Forma Combined Statement of Operations
(Expressed in United States Dollars)

--------------------------------------------------------------------------------------------------------------
                               Paramount                                                                       Pro forma
                               Casino                 DIT Ventures,                                         DIT Ventures,
                               Corporation,        Inc.                                                           Inc.
                               Six months          From incorporation                                 For the period
                               Ended                  On June 1, 2000                                      Ended
                               September 30,      to September 30,        Pro forma           September 30,
                               2000                    2000                            Adjustments       2000
--------------------------------------------------------------------------------------------------------------
                                                                                               (note 2)
Revenue               $            -               $          2,697               $          -             $      2,697
Cost of revenue                  -                        73,783                            -                  73,783
--------------------------------------------------------------------------------------------------------------
                                           -                       (71,086)                          -                 (71,086)

Expenses:
  General and
      administrative       14,065                     60,323                             -                 74,388
  Interest                           200                       1,302                             -                   1,502
  Marketing                       -                              669                             -                      669
--------------------------------------------------------------------------------------------------------------
                                    14,265                     62,294                             -                  76,559
--------------------------------------------------------------------------------------------------------------
Loss for the period $ (14,265)          $     (133,380)               $           -          $  (147,645)
--------------------------------------------------------------------------------------------------------------
Loss per share (note 4) $   -                                                                            $        (0.01)
--------------------------------------------------------------------------------------------------------------
See accompanying notes to pro forma consolidated financial statements.

DIT VENTURES, INC.
Notes to Pro Forma Consolidated Financial Statements
(Expressed in United States Dollars)

As at September 30, 2000

1.   Proposed arrangement and basis of presentation:
      The  accompanying  pro forma consolidated financial statements have  been  prepared for inclusion in a Registration  Statement on Form 10-SB to be filed by DIT Ventures, Inc., formerly Paramount Casino Corporation ("Paramount"), with the United States Securities and Exchange Commission. On September 28, 2000, Paramount entered into an agreement and plan of merger to acquire all of the issued and outstanding shares of DIT Ventures, Inc. ("DIT") in exchange for 4,300,000 common shares
     of   Paramount  (the  "Agreement").   Certain  of   Paramount's
    significant  shareholders also entered into an  agreement  with the shareholders of DIT to sell a total of 6,119,500 common shares of Paramount held by them to the shareholders of DIT. Completion of these transactions occurred on October 15, 2000
    and  Paramount changed its name to DIT Ventures, Inc.   As  the
    shareholders   of   DIT  obtained  control  of   Paramount   on
    completion  of  these  transactions,  the  Agreement  will   be
    accounted for as a capital transaction, effectively as  if  DIT
    had   issued  shares  to  acquire  Paramount,  followed  by   a
    recapitalization.   Under  recapitalization   accounting,   the
    historical assets, liabilities, revenues and expenses  will  be those  of  DIT, with Paramount's assets, liabilities,  revenues and  expenses consolidated effective October 15, 2000.  The pro
    forma   consolidated  financial  statements  give   effect   to
    completion  of the Agreement and the assumptions  described  in note 2 and include:
    (a)     a  pro  forma consolidated balance sheet prepared  from
             the balance sheets of Paramount and DIT as at September 30, 2000, which gives pro forma effect to the Agreement and the assumptions described in note 2, as if the Agreement was completed on September 30, 2000; and
    (b)    a  pro  forma combined statement of operations for  the
            period ended September 30, 2000 prepared from the statements
            of   operations  of  Paramount  for  the  six  months  ended
           September   30,   2000,  and  DIT  for   the   period   from
           incorporation on June 1, 2000 to September 30, 2000, which gives pro forma effect to the Agreement and the assumptions described in note 2, as if the Agreement was completed on June 1, 2000, and the statement of operations of Paramount for the six months ended September 30, 2000 is the same as the four months ended September 30, 2000.
    These pro forma consolidated financial statements are not necessarily indicative of the consolidated financial position or  results  of  operations that would  have  resulted  if  the
    transactions  described  above  had  occurred  on   the   dates
    indicated, or of the future operating results of Paramount subsequent to completion of the Agreement.
    The pro forma consolidated financial statements should be read in conjunction with the financial statements of Paramount and DIT contained elsewhere in the Form 10-SB.

DIT VENTURES, INC.
Notes to Pro Forma Consolidated Financial Statements, page 2
(Expressed in United States Dollars)

As at September 30, 2000

2 Pro forma assumptions:
   The pro forma consolidated balance sheet has been prepared based on the balance sheet of each of Paramount and DIT as at September 30, 2000 and gives pro forma effect to the Agreement as if it had been completed as at September 30, 2000. As the shareholders of DIT obtained control of Paramount on completion of the Agreement, the Agreement has been accounted for in this pro forma consolidated balance sheet as a capital transaction by DIT, followed by a recapitalization. As a result of accounting for the Agreement as a capital transaction followed by a recapitalization, DIT has assigned a nominal value of $1 to this acquisition and DIT's additional paid-in capital has been reduced by Paramount's deficiency in assets at September 30, 2000 (note 3). In addition, as Paramount's common shares have a par value of $0.001 per share, DIT's additional paid-in capital has also been reduced by the $7,500 par value of Paramount's previously issued share capital (note 3).

3.   Share capital and additional paid-in capital:

----------------------------------------------------------------------------------------------------
                                                                                                           Total share
                                                                                Additional          capital and
                                            Number       Share           paid-in         additional
                                          of shares       capital           capital  paid-in capital
----------------------------------------------------------------------------------------------------
DIT balance, September 30,
2000 prior to the Agreement
    with Paramount          4,300,000    $  4,300      $ 174,800   $       179,100
----------------------------------------------------------------------------------------------------
Paramount balance,
   September 30, 2000 prior
   to the Agreement
   with DIT                      7,500,000       7,500                 -                    7,500

Reduction in additional
   paid-in capital to reflect
   the par value of
   Paramount's outstanding
   shares as a result of
   DIT's reverse takeover of
   Paramount (note 2)              -                  -              (7,500)              (7,500)
----------------------------------------------------------------------------------------------------
Reduction in additional
   paid-in capital to reflect
   the shareholders'
   deficiency of Paramount as
   a result of DIT's reverse
   takeover of Paramount
   (note 2)                               -                   -             (30,526)            (30,526)
----------------------------------------------------------------------------------------------------
                                        7,500,000      7,500          (38,026)            (30,526)
  Shares of Paramount
   proposed to be issued to
   acquire shares of DIT
   (note 2 and above)       4,300,000      4,300          174,801            179,101
----------------------------------------------------------------------------------------------------
  Pro forma Paramount balance,
   September 30, 2000   11,800,000  $11,800    $   136,775         $ 148,575
----------------------------------------------------------------------------------------------------

4.   Loss per share:
     The  calculations of pro forma loss per share in the pro  forma
     combined   statement  of  operations  for  the   period   ended
     September  30, 2000 is based on the weighted average number  of common  shares  of  Paramount that would have been  outstanding for  the period from June 1, 2000 to September 30, 2000 had the
    Agreement described in note 2 occurred on June 1, 2000.
